Exhibit 10.37

AMENDMENT NO. 1, dated as of January 17, 2011, to that Employment Agreement dated March 16, 2010 (the “Agreement”) by and between Jeffrey Laymon (the “Executive”) and AMERICAN MEDIA OPERATIONS, INC. (the “Company”).

Effective as of the date first written above, the Agreement is hereby amended as follows:

1. Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The company shall employ Executive until March 31, 2011 (the “Employment Term”) on the terms and subject to the conditions set forth in the Agreement. The Agreement shall be considered effective as of March 16, 2010 (the “Effective Time”).

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	[illegible]
Date

/s/ Jeffrey Laymon		2/8/11
Jeffery Laymon		Date